NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. OBTAINS CONSTRUCTION FINANCING FOR
KINGWOOD PLACE

AUSTIN, TX, December 12, 2018 - Stratus Properties Inc. (NASDAQ: STRS) announced today that on December 6, 2018, Stratus Kingwood Place, L.P., a subsidiary of Stratus, entered into a construction loan agreement with Comerica Bank, which supersedes and replaces the land acquisition loan agreement and related documents dated August 6, 2018 and provides for a loan in the amount of approximately $32.9 million to finance nearly 70 percent of the costs associated with construction of Kingwood Place, an approximately $48 million H-E-B, L.P. (HEB)-anchored mixed-use development project in Kingwood, Texas. The remaining 30 percent of the project’s costs (totaling approximately $15 million) is being funded by borrower equity, contributed by Stratus and private equity investors. The loan also provides that the maturity date of the loan is December 6, 2022, with the possibility of two twelve-month extensions, subject to satisfying specified conditions.

The development plan for Kingwood Place includes a 103,000-square-foot HEB grocery store, 41,000 square feet of retail space, 6 retail pads and an approximate 10-acre parcel planned for approximately 300 multi-family units. Stratus has engaged an agent to market and sell, subject to market conditions, the multi-family parcel to a third party developer.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus stated, “We are pleased to announce that we have secured financing for the construction of Kingwood Place, a new development project in the Houston area. We value our longstanding relationship with Comerica and appreciate their confidence in our strategy as we continue to expand our portfolio of development projects beyond Austin to other select, fast-growing Texas markets. We look forward to enhancing the value of this property and creating value for our shareholders.”

Construction of Kingwood Place is expected to begin in mid-December. The HEB grocery store is anticipated to open in third-quarter 2019.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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Cautionary Statement Regarding Forward-Looking Statements. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding the implementation, projections or expectations related to the future development, construction and completion of Stratus' projects, financing and regulatory matters, development plans and sales of properties, including, but not limited to, exploring opportunities to sell the parcel planned for the multi-family site, timeframes for development, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical fact are intended to identify those assertions as forward-looking statements. Nothing contained in this press release should be construed as an offer to sell or the solicitation of an offer to buy any securities.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to the availability of financing for development projects and other corporate purposes, Stratus’ ability to sell properties at prices its Board considers acceptable, a decrease in the demand for real estate in the Austin, Texas area and other select Texas markets where Stratus operates, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, Stratus’ ability to attract tenants and customers for its developments, increases in interest rates, declines in the market value of Stratus’ assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.

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